EXHIBIT 23.3

Consent of Hacker, Johnson & Smith PA

Exhibit 23.3

Consent of Hacker, Johnson & Smith PA

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 12, 2004 with respect to the consolidated financial statements of Horizon Financial Corp. at December 31, 2003 and 2002 and for the years then ended included in the Registration Statement (Form SB-2 No. 333-                 ) of Bancshares of Florida, Inc. for the registration of 1,437,500 shares of its common stock.

/s/ Hacker, Johnson & Smith PA

HACKER, JOHNSON & SMITH PA

Fort Lauderdale, Florida

May 10, 2004